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                                                                    Exhibit 23.1


                         Consent of Ernst & Young LLP


      We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3-Registration No. 333-73257) and related Prospectus of Kohl's Corporation for the registration of 4,903,600 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 1998, with respect to the consolidated financial statements of Kohl's Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.


                              /s/   Ernst & Young LLP

                              ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 8, 1999